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As filed with the Securities and Exchange Commission on September 2, 2005

Registration No. 333-127859

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DYAX CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3053198 (I.R.S. Employer Identification Number)

300 Technology Square
Cambridge, Massachusetts 02139
(617) 225-2500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Henry E. Blair
President and Chief Executive Officer
Dyax Corp.
300 Technology Square
Cambridge, Massachusetts 02139
(617) 225-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Nathaniel S. Gardiner, Esq.
Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2005

PROSPECTUS

DYAX CORP.

9,000,000 Shares

COMMON STOCK

        We may offer to the public shares of our common stock from time to time in one or more issuances.

        This prospectus provides you with a general description of our common stock. Each time we sell shares of our common stock we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" beginning on page 4 of this prospectus before you make your investment decision.

        Our common stock trades on the Nasdaq National Market under the symbol "DYAX."

        Investing in our common stock involves risks and you should carefully consider those risk factors included in a prospectus supplement and our most recently filed Annual Report on Form 10-K. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                        , 2005

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information that we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Note Regarding Trademarks

        Dyax and the Dyax logo are registered trademarks of Dyax Corp. All other trademarks or service marks appearing in this prospectus and the documents we incorporate by reference are the property of their owners.

i

DYAX CORP.

        We are a biopharmaceutical company focused on advancing novel biotherapeutics for unmet medical needs, with an emphasis on cancer and inflammatory indications. We currently have two product candidates in or entering into Phase II clinical trials for three indications. We plan to initiate a Phase III trial of our lead product candidate, DX-88 for the treatment of hereditary angioedema (HAE), this year. We are studying DX-88, a novel kallikrein inhibitor, in collaboration with Genzyme Corporation for the treatment of HAE, a rare, debilitating and life-threatening genetic disorder characterized by acute swelling of the larynx, gastrointestinal tract and/or extremities. Independent of our collaboration with Genzyme, we are also studying DX-88 for the prevention of blood loss and other systemic inflammatory responses in patients undergoing heart surgery, specifically coronary artery bypass graft, or CABG procedures. Partnering discussions are underway for the development of DX-88 in this and other surgical indications. Our second product candidate, DX-890, a novel inhibitor of neutrophil elastase, is being developed by our collaborator Debiopharm S.A. for the treatment of cystic fibrosis, a childhood onset, genetic disorder characterized by mucus buildup and inflammation of the lungs, which progressively leads to lung failure. Both DX-88 and DX-890 have received orphan drug designation for their lead indications in the United States and the European Union and DX-88 has been granted Fast Track designation by the U.S. Food and Drug Administration, or FDA, for the treatment of HAE.

        DX-88 and DX-890 were identified using our patented phage display technology, which rapidly selects antibodies, peptides and small proteins that bind with high affinity and specificity to therapeutic targets. We are using this powerful discovery engine to build a pipeline of drug candidates that we may advance into clinical development on our own or in partnership with other companies. We also leverage phage display technology broadly by entering into collaborations and licenses with other biotechnology companies and institutions. Currently, over 75 companies and research institutions, including Amgen Inc., Biogen Idec Inc., Genzyme Corporation, ImClone Systems Inc., Human Genome Sciences Inc., MedImmune Inc. and Tanox Inc., have licenses to use our phage display technology and phage display derived compounds to research and develop therapeutic, diagnostic and other products. This licensing program is structured to generate revenues through research funding, license fees, technical and clinical milestone payments and royalties. At present, the majority of such revenues is generated by research funding and license fees. However, as our collaborators continue to use our phage display technology, we anticipate receiving more significant payments in the form of milestones and royalties. To date, at least five products developed by licensees using our phage display technology are in clinic trials, for which we have or will receive clinical milestone payments.

        We have accumulated losses since inception as we have invested in the development of our therapeutic product candidates and in our ongoing research and discovery programs. We do not expect to generate profits until therapeutic products from our development portfolio reach the market. Obtaining regulatory approvals to market therapeutic products is a long and arduous process. We cannot currently predict when, if ever, we will obtain such approvals.

        Our principal executive offices are located at 300 Technology Square, Cambridge, Massachusetts 02139 and our telephone number is (617) 225-2500.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors contained in a prospectus supplement as well as those set forth in our most recently filed periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or included in any applicable prospectus supplement.

Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business, operating results and financial condition and could result in a complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement, and the documents we incorporate by reference may contain forward-looking statements. Generally, the forward-looking statements use words like "anticipate," "believe," "could," "estimate," "expect," "future," "intend," "may," "opportunity," "plan," "potential," "project," "will" and similar terms. Without limiting the foregoing, these forward-looking statements include statements about:

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  expected future revenues, operations and expenditures;

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  results of clinical trials and projected timetables for the preclinical and clinical development of, regulatory submissions and approvals for, and market introduction of, our product candidates, including our lead product candidate—DX-88 for HAE;

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  research and development programs;

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  projected cash needs;

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  assessments of competitors and potential competitors;

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  income tax benefits;

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  credit facilities; and

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  collaborations.

        Forward-looking statements involve risks and uncertainties. Our actual results could differ significantly from the results discussed in the forward-looking statements in this prospectus or the documents we incorporate by reference. Many factors could cause or contribute to these differences, including the factors referred to above under the caption "Risk Factors." The forward-looking events discussed in this prospectus or any documents we incorporate by reference might not occur. Accordingly, you should not place undue reliance on our forward-looking statements.

        You should carefully read this entire prospectus and any prospectus supplements, particularly the section entitled "Risk Factors," before you make an investment decision.

USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include:

  •
  working capital;

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  capital expenditures;

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  research and development expenditures;

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  clinical trial expenditures;

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  acquisitions of new technologies and investments; and

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  the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

        Additional information on the use of net proceeds from the sale of common stock offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by us in this prospectus:

  (1)
  directly to purchasers;

  (2)
  through agents;

  (3)
  through dealers;

  (4)
  through underwriters; or

  (5)
  through a combination of any of these methods of sale.

        We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:

  (1)
  at a fixed price or prices, which may be changed;

  (2)
  at market prices prevailing at the time of sale;

  (3)
  at prices related to the prevailing market prices; or

  (4)
  at negotiated prices.

        We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933, may then resell the securities to the public at varying prices to be determined by that agent at the time of resale.

        If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. The names of the underwriters will be set forth in the prospectus supplement that will be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, these underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

        Underwriters may also use dealers to sell securities. If this happens, these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

        Any underwriting compensation paid by us to underwriters in connection with the offering of the securities offered in this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make in respect of these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under any these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to these contracts and the commissions payable for solicitation of these contracts.

        Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an "at the market" offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

        Our common stock is listed on the Nasdaq National Market. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq National Market, subject (if applicable) to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange or on the Nasdaq National Market, but we are not obligated to do so.

        The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

        Palmer & Dodge LLP, Boston, Massachusetts, our legal counsel, will give us an opinion on the validity of the securities offered by this prospectus and any accompanying prospectus supplement. Nathaniel S. Gardiner, a partner of Palmer & Dodge LLP, is our corporate secretary.

EXPERTS

        The financial statements, financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the Commission are also available on our web site at http://www.dyax.com. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement and prior to effectiveness of this registration statement and after the date of the prospectus and before the sale of all the securities covered by this prospectus; provided, however,that we are not incorporating any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 1, 2005;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 (filed with the SEC on May 6, 2005) and June 30, 2005 (filed with the SEC on August 4, 2005);

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  our Current Reports on Form 8-K filed with the SEC on January 12, 2005, February 11, 2005, March 28, 2005, May 23, 2005 and June 6, 2005;

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  the description of our common stock contained in the prospectus included in our Registration Statement on Form S-1 (File No. 333-37394), including any amendment or reports filed for the purpose of updating such description; and

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  the description of our preferred stock purchase rights in our registration statement on Form 8-A, filed with the SEC on June 27, 2001.

        You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (617) 225-2500 or writing us at:

Investor Relations
Dyax Corp.
300 Technology Square
Cambridge, Massachusetts 02139

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by Dyax in connection with the issuance and distribution of the offered securities offered by this prospectus.

SEC registration fee	$6,218
Printing and engraving expenses	30,000
Legal fees and expenses	75,000
Accounting fees and expenses	20,000
Miscellaneous	18,782

Total	$150,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law allows us to indemnify our directors, officers, employees and agents against actual and reasonable expenses they incur in connection with any action, suit or proceeding brought against them because they are a director, officer, employee or agent. Under Delaware law, we may pay all these expenses, provided that: (1) the person in question acted in good faith and in a manner reasonably believed to be not opposed to our best interests; and (2) in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct in question was unlawful. We shall make no indemnification in connection with any proceeding brought on our behalf where the person involved is adjudged to be liable to us, except as may be ordered by a court.

        Article FIFTH of the our Amended and Restated Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify anyone that we have the power to indemnify against any expenses, liabilities or other matters referred to in or covered by that section. This indemnification is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Both action in an official capacity and action in another capacity while holding office may be subject to indemnification. A person's right to indemnification does not cease solely because that person ceases to be a director, officer, employee or agent, or because that person dies.

        Article FIFTH of our Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director as a director. Notwithstanding that provision, Article FIFTH provides that a director shall be liable to the extent provided by applicable law:

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  for breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith, or acts involving intentional misconduct or a knowing violation of law;

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  pursuant to Section 174 of the Delaware General Corporation Law; or

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  for any transaction from which the director derived improper personal benefit.

        Article FIFTH further states that if the Delaware General Corporation Law is amended to allow further limitation of the liability of our directors or officers, then the liability of those directors or officers shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as from time to time amended. Article FIFTH also stipulates that no amendment to or repeal of Article FIFTH shall apply to the liability or alleged liability of any director or officer with respect to any acts or omissions occurring prior to such amendment or repeal.

        We carry insurance that covers our directors and officers against some liabilities they may incur when acting in their official capacities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        See the Exhibit Index immediately following the signature page hereof.

ITEM 17. UNDERTAKINGS

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended that are incorporated by reference in this registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Cambridge, Massachusetts, on September 2, 2005.

DYAX CORP.
By:	/s/ STEPHEN S. GALLIKER Stephen S. Galliker Executive Vice President of Finance and Administration and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Henry E. Blair	President, Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)	September 2, 2005
/s/ STEPHEN S. GALLIKER Stephen S. Galliker	Executive Vice President of Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	September 2, 2005
Constantine E. Anagnostopoulos	Director	September , 2005
* James W. Fordyce	Director	September 2, 2005
Thomas L. Kempner	Director	September , 2005
* Henry R. Lewis	Director	September 2, 2005
* Susan Bayh	Director	September 2, 2005
* David J. McLachlan	Director	September 2, 2005
* Mary Ann Gray	Director	September 2, 2005
*By:	/s/ STEPHEN S. GALLIKER Stephen S. Galliker Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1	Form of Underwriting Agreement. (1)
3.1
Amended and Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q (File No. 000-24537) for the quarter ended June 30, 2004 and incorporated herein by reference.
3.2
Amended and Restated By-laws of the Company. Filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q (File No. 000-24537) for the quarter ended September 30, 2000 and incorporated herein by reference.
4.1	Specimen Common Stock Certificate. Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-37394) and incorporated herein by reference.
5.1	Opinion of Palmer & Dodge LLP.*
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.*
23.2	Consent of Palmer & Dodge LLP. Included in its opinion filed as Exhibit 5.1.
24.1	Power of Attorney. Included on the signature page of this Registration Statement.

(1)
To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

*
Filed previously.

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TABLE OF CONTENTS
DYAX CORP.
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  ITEM 17. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX